UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 5, 2016

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of BG Staffing, Inc. (the “Company”) approved the Employment Agreement between B G Staff Services, Inc., a subsidiary of the Company, and Beth Garvey, the Company's Chief Operating Officer, entered into August 5, 2016 and effective as of August 1, 2016, and which continues through July 31, 2017 and successive one year extensions unless terminated pursuant to the employment agreement.

Ms. Garvey’s employment agreement provides for an annual base salary of $275,000 which will be evaluated at least annually, and may be raised, but may not be less than $275,000 annualized. It also provides for an annual bonus tied to the Company’s meeting certain fiscal year profit objectives and other objectives as determined solely by the Company and provided she is still employed by the Company on the date each such bonus awarded is paid. Additionally, the employment agreement provides for Ms. Garvey to participate in the 2013 Long-Term Incentive Plan as determined from time to time by the Board of Directors of BG Staffing, Inc.

Ms. Garvey’s employment agreement provides that if she is terminated without cause or for good reason, she will be entitled, after execution of our standard form release agreement, to severance payments equal to six months of base salary, payable in accordance with the Company’s regular payroll practice, plus any earned but unpaid bonus, expense reimbursements through the date of termination and unused paid time off.

Should there be a change in control of the Company that results in the termination of Ms. Garvey’s employment without cause or for good reason within one year after such change of control, she will be entitled, after execution of our standard form release agreement, to severance payments equal to twelve months of base salary, payable in accordance with the Company’s regular payroll practice, plus any earned but unpaid bonus, expense reimbursements through the date of termination, unused paid time off, and the amount of monthly COBRA premium for Ms. Garvey and her dependents, grossed-up for federal income taxes, for twelve months.

Ms. Garvey’s employment agreement contains customary non-disclosure, non-solicitation, non-interference and non-competition provisions. The employment agreement is attached as Exhibit 10.1. The above description is not complete and is qualified by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, entered into August 5, 2016 to be effective as of August 1, 2016, between B G Staff Services, Inc. and Beth Garvey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date:	August 10, 2016		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, entered into August 5, 2016 to be effective as of August 1, 2016, between B G Staff Services, Inc. and Beth Garvey